Exhibit 10.6
FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     This Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (“Fourth Amendment”), dated as of December 10, 2010, is made between PARK PLACE CONDO, LLC, an Iowa limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
     A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated September 7, 2010 (“Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated October 20, 2010 (“First Amendment”), that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 22, 2010 (“Second Amendment”) and that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 22, 2010 (“Third Amendment”) (the Original Agreement the First Amendment, the Second Amendment and the Third Amendment shall be collectively referred to herein as the “Agreement”), for the purchase and sale of that certain real property located in the City of Des Moines, County of Polk and State of Iowa, consisting of certain condominium units and parking units, together with a percentage interest in common elements related thereto, certain land with a parking lot situated thereon, together with certain parking spaces located within such parking lot, and other appurtenant rights, all as more particularly described in the Agreement (collectively, “Property”). Except as otherwise expressly defined in this Fourth Amendment, all initially capitalized terms used in this Fourth Amendment have the same meanings as in the Agreement.
     B. Buyer and Seller now desire to amend the Agreement to correct the descriptions of the Condo Property and the Personal Property, each of which are included in the Property to be conveyed to Buyer at Closing, to extend the Due Diligence Period and to further amend the Agreement, all as more particularly set forth below.
     THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
     1. Property Description. For clarification purposes only, Recital A of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Seller is the fee owner of that certain land with a multi-family housing family project consisting of one hundred fifty-eight (158) condominium units situated thereon, one hundred forty-seven (147) of which are owned by Seller, and one hundred five (105) parking units, one hundred one (101) of which are owned by Seller, and which is located at 615 Park Street, Des Moines, Iowa and more particularly described in Exhibit “A-1” attached hereto (“Condo Property”). Seller is also the fee owner of that land with a parking lot situated thereon, commonly known as 841 6th Avenue, Des Moines, Iowa, which serves the Condo Property and is more particularly described in Exhibit “A-2” (“Parking Lot Property”). The Condo Property and the Parking Lot Property, together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land, shall be collectively referred to herein as the “Real Property”.”

     2. Condo Property. Exhibit “A-1” attached to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit “A-1” attached hereto.
     3. Personal Property. Exhibit “B” attached to the Original Agreement is hereby deleted in its entirety and replaced with Exhibit “B” attached hereto.
     4. Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement, the Due Diligence Period, as such term is defined in Section 6.4 of the Original Agreement, as extended pursuant to Section 2(b) of the First Amendment, Section 1 of the Second Amendment, and Section 1 of the Third Amendment, is hereby further extended until 5:00 p.m. California time on December 31, 2010 (“Fourth Extended Due Diligence Period”). Accordingly, (i) all references to the “Due Diligence Period”, the Extended Due Diligence Period”, the Second Extended Due Diligence Period”, or the “Third Extended Due Diligence Period” throughout the Agreement shall refer to the “Fourth Extended Due Diligence Period”, and (ii) Buyer shall, if applicable, deposit the Additional Deposit (as defined in Section 3.1 of the Original Agreement) with Escrow Holder by 5:00 p.m. California time on December 31, 2010.
     5. Buyer’s Title Review Period. The sixth (6th) sentence of Section 6.3.1 of the Agreement is deleted and replaced in its entirety by the following:
“In the event Seller is unable to remedy or cause the removal of any Objections (or agrees irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, on or before 5:00 p.m. California time on December 31, 2010, shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above.”
     6. Purchase Price Allocation. Section 2 of the Agreement is amended by adding the following at the end of that Section: “One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) of the Purchase shall be allocated at Closing to the purchase of the Parking Lot Property and the remainder of the Purchase Price shall be allocated to the Condo Property.”
     7. Counterparts: Copies. This Fourth Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
     8. Conflicts. If any conflict between this Fourth Amendment and the Agreement should arise, the terms of this Fourth Amendment shall control.
     9. Continuing Effect. There are no other amendments or modifications to the Agreement other than this Fourth Amendment Except as expressly amended by this Fourth Amendment, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed.

     10. Authority. The individual(s) executing this Fourth Amendment on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Fourth Amendment.
     11. Attorneys’ Fees. In any action to enforce or interpret the provisions of this Fourth Amendment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
     NOW THEREFORE, the parties have executed this Fourth Amendment as of the date first written above.

SELLER:		BUYER:

PARK PLACE CONDO, LLC,		STEADFAST ASSET HOLDINGS, INC.,
an Iowa limited liability company		a California corporation

By:	/s/ Michael K. McKernan	By:	/s/ Dinesh K. Davar

Name: Michael K. McKernan		Name: Dinesh K. Davar
Its: Manager		Its: Chief Financial Officer

EXHIBIT “A-1”
Description of Condo Property
The real property situated in the City of Des Moines, County of Polk, State of Iowa, and described as follows:
Units 403 through 409, inclusive, Units 501 and 502, Units 504 through 508, inclusive, Units 510 through 512, inclusive, Units 601 through 612, inclusive, Units 701 through 712, inclusive, Units 801 through 812, inclusive, Units 901 through 912, inclusive, Units 1001, 1002, 1004 and 1005, Units 1007 through 1012, inclusive, Units 1101 through 1112, inclusive, Units 1201 through 1212, inclusive, Units 1301 and 1302, Units 1304 through 1312 inclusive, Units 1401 and 1402, Units 1404 through 1412, inclusive, Units 1501 through 1503, inclusive, Unites 1506 through 1512, inclusive, Units 1601 through 1616, inclusive, Garage Units P1 though P20, inclusive, Garage Units P21a and P21b, Garage Units P22 and P23, Garage Units P25 through P51, inclusive, Garage Units P53 through P58, inclusive, Garage Units P60a and P60b, Garage Units P62 through P68, inclusive, Garage Units P69a and 69b, Garage Units P70 through P90, Garage Units P92 through P103, inclusive, together with percentage interest in the Common Elements as provided in the Declaration of Submission to the Horizontal Property Regime referred to below, in PARK PLACE CONDO LLC, a Condominium, City of Des Moines, and County of Polk, Iowa, and located upon Lots 6 and 7 in Block “R” in Grimmel’s Addition to the Town of Fort Des Moines, in accordance with and subject to the Declaration of Submission to Horizontal Property Regime, recorded on December 18, 2006 in Book 11997 Page 522 in the records of the Polk County Iowa recorder as amended.
EXHIBIT “A-1”